ENCANA CORPORATION

FORM OF PROXY FOR HOLDERS OF COMMON SHARES

AND HOLDERS OF INCENTIVE AWARDS (COLLECTIVELY, “SECURITYHOLDERS”)

FOR THE SPECIAL MEETING OF SECURITYHOLDERS TO BE HELD ON

[●], 2020

The undersigned securityholder of Encana Corporation (the “Corporation”), hereby appoints Clayton H. Woitas, Chairman of the Board, or, failing him, Douglas J. Suttles, Chief Executive Officer OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxyholder for the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below directions (or if no directions have been given, as the proxyholder sees fit) at the special meeting of the shareholders of the Corporation and holders of incentive awards of the Corporation (collectively, the “securityholders”) to be held on [●], 2020 at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta, at [●] (MT) (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

1.

To vote FOR ☐ OR AGAINST ☐ the resolution to approve a series of reorganization transactions (the “Reorganization”), which will include (i) a plan of arrangement under Section 192 of the Canada Business Corporations Act involving, among others, the Corporation, securityholders of the Corporation and a wholly-owned subsidiary of the Corporation named Ovintiv Inc. (“Ovintiv”), pursuant to which, among other things, the Corporation will complete a share consolidation on the basis of one post-consolidation share for each five pre-consolidation shares, and Ovintiv will ultimately acquire all of the issued and outstanding common shares of the Corporation in exchange for shares of Ovintiv on a one-for-one basis and become the indirect parent company of the Corporation and its subsidiaries (collectively, the “Arrangement”), and (ii) as soon as practicable following the Arrangement, Ovintiv migrating out of Canada and becoming a Delaware corporation; and

2.	To vote FOR ☐ OR AGAINST ☐ the resolution to transact such other business as may properly come before the Meeting or any adjournment thereof.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted FOR by Management’s appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions.

All proxies must be received by [●] (MT), on [●], 2020.

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one copy of the proxy statement/prospectus of the Corporation dated as of [●] (the “Proxy Statement/Prospectus”) and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

5. To be treated as valid, this form of proxy must be completed and received by AST TRUST COMPANY (CANADA) (F/K/A/ CST TRUST COMPANY) no later than [●] (MT), on [●], 2020 via the pre-paid business reply envelope provided, or otherwise delivered to AST TRUST COMPANY (CANADA) (F/K/A/ CST TRUST COMPANY), P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the reconvened meeting.

6. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.

All holders should refer to the Proxy Statement/Prospectus for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote
	INTERNET	TELEPHONE

	Go to www.astvotemyproxy.com Cast your vote online View Meeting documents	Use any touch-tone phone, call toll free in Canada and United States 1-888-489-5760 and follow the voice instructions
	Internet voting is available 24 hours a day and will be accessible until [●] (MT), on [●], 2020	Telephone voting is available 24 hours a day and will be accessible until [●] (MT), on [●], 2020.
To vote using your smartphone, please scan this QR Code g
To vote by telephone or Internet you will need your control number. If you vote by Internet or telephone, do not return this proxy.
MAIL, FAX or EMAIL
Complete and return your signed proxy in the envelope provided or send to: AST Trust Company (Canada) P.O. Box 721 Agincourt, ON M1S 0A1
You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to proxyvote@astfinancial.com
All proxies must be received by [●] (MT), on [●], 2020.	An undated proxy is deemed to be dated on the day it was received by AST.